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CROSS COUNTRY HEALTHCARE ANNOUNCES FOURTH QUARTER AND YEAR END 2003 EARNINGS RELEASE DATE AND CONFERENCE CALL INFORMATION

        BOCA RATON, Fla.—January 27, 2004—Cross Country Healthcare, Inc. (Nasdaq: CCRN) will hold its quarterly conference call to discuss its fourth quarter and year end 2003 financial results on Thursday, February 19, 2004, at 10:00 a.m. Eastern Time. The Company intends to distribute its earnings press release after the close of business on Wednesday, February 18, 2004.

        This call will be webcast live by CCBN and can be accessed at the Company's website at www.crosscountry.com or by dialing 877-915-2769 from anywhere in the U.S. or by dialing 630-395-0021 from non-U.S. locations—Passcode: Cross Country. A replay of the webcast will be available from February 19th through March 4th. A replay of the conference call will be available by telephone from approximately 12:00 p.m. Eastern Time on February 19th until March 4th by calling 800-294-5098 from anywhere in the U.S. or 402-220-9782 from non-U.S. locations.

        The webcast will also be distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.companyboardroom.com or by visiting any of the investor sites in CCBN's Individual Investor Network such as America Online's Personal Finance Channel, Fidelity Investments(R) (Fidelity.com) and others. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com).

        Cross Country Healthcare, Inc. is a leading provider of healthcare staffing services in the United States as well as a provider of human capital management services. The Company has a client base of over 3,000 hospitals, pharmaceutical companies and other healthcare providers across all 50 states. Copies of this and other news releases as well as additional information about Cross Country can be obtained online at www.crosscountry.com. Shareholders and prospective investors can also register at the corporate website to automatically receive the Company's press releases, SEC filings and other notices by e-mail.

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For further information, please contact:
Howard A. Goldman
Director/Investor & Corporate Relations
Phone: 877-686-9779
Email: hgoldman@crosscountry.com

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CROSS COUNTRY HEALTHCARE ANNOUNCES FOURTH QUARTER AND YEAR END 2003 EARNINGS RELEASE DATE AND CONFERENCE CALL INFORMATION